CONTACT:          JOSEPH MACNOW                      EXHIBIT 99.2
                  (201) 587-1000



                                                 VORNADO REALTY TRUST
                                                 Park 80 West, Plaza II
                                                 Saddle Brook, New Jersey 07663

`



FOR IMMEDIATE RELEASE - DECEMBER 17, 1997

         SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO)
today announced that it has acquired 640 Fifth Avenue, an 18 story Manhattan office building located at the corner of 51st Street, for approximately $64 million. The building contains approximately 250,000 square feet.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.





         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.





                                      ####















                                     Page 7